UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 25, 2014

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-84976
(Commission File Number)

98-0358040
(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

Lamperd Less Lethal, Inc. announces successful expansion of its product lines
SARNIA, ON - Lamperd Less Lethal (PINKSHEETS: LLLI) has begun the manufacturing of the 350 Ultra -Light 40MM Single- Shot Grenade Launcher ordered by the Canadian federal government. With the orders in house to be built, the company will have more revenue in the next few weeks than in any year in the last five years.

As a result of conversations with, and a plant visit by a large military force, Lamperd has researched, engineered, designed, manufactured and tested a 37/38/40 MM five shot magazine grenade launcher weighing 5.4 pounds that worked perfectly in range testing. As a comparison, most launchers in the market weigh nine pounds or more. The product will be available for order fulfillment in early Spring 2014.

After several visits and demonstrations, the disbursement officer of a foreign country has requested a representative from the company to return to finalize what the company expects to be the largest purchase order in company history from this overseas government. Additional distributor interest has also been expressed as representatives from Mexico and Europe visited the Lamperd plant on February 21, 2014 for another round of highly successful demonstrations and testing.

These new single and multi shot launchers have stirred considerable interest in the world-wide less lethal market. Several national governments, armed forces personnel, police and security agencies from around the world have contacted Lamperd with great interest in the new product line. Interest has been expressed in orders ranging from a few dozen to a thousand or more units. These additional orders, expected over the next several weeks could put the company firmly on the road to profitability.

The company is working diligently on its product development and sales/ marketing plans with an eye on profitability in the near term. It may be in the best interest of investors and shareholders to actively watch the companies progress through these crucial developments.

About the Company
Lamperd Less Lethal, Inc. is a manufacturer of less lethal weapons and ammunition for defensive purposes only. Lamperd has a range of products to fit all defensive purposes.
This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.
Safe Harbor for Forward-Looking Statements: This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.
Lamperd Less Lethal
Barry Lamperd
519-344-4445
President

www.lamperdtraining.com

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

/s/ Barry Lamperd
Barry Lamperd
President

Date: February 25, 2014